BAFC 2006-B MARKETING - CASHFLOWS2A1

                                                                                                               Effective    Credit
Period    Date        Principal       Interest       Cash Flow       Balance      Accrued Interest   Coupon      Coupon     Support
Total              141,479,000.00  19,100,645.50  160,579,645.50                   19,100,645.50

     0  28-Feb-06               0              0               0  141,479,000.00               0          0            0         0
     1  20-Mar-06    3,552,766.60     660,338.28    4,213,104.87  137,926,233.40      660,338.28    5.60087      5.60087      4.35
     2  20-Apr-06    3,467,496.62     643,757.70    4,111,254.32  134,458,736.78      643,757.70    5.60089      5.60089      4.46
     3  20-May-06    3,384,265.98     627,575.04    4,011,841.02  131,074,470.81      627,575.04     5.6009       5.6009      4.57
     4  20-Jun-06    3,303,025.99     611,780.79    3,914,806.77  127,771,444.82      611,780.79    5.60091      5.60091      4.68
     5  20-Jul-06    3,223,729.12     596,365.64    3,820,094.76  124,547,715.70      596,365.64    5.60093      5.60093      4.79
     6  20-Aug-06    3,146,328.99     581,320.54    3,727,649.54  121,401,386.70      581,320.54    5.60094      5.60094      4.91
     7  20-Sep-06    3,070,780.31     566,636.64    3,637,416.95  118,330,606.39      566,636.64    5.60096      5.60096      5.03
     8  20-Oct-06    2,997,038.88     552,305.28    3,549,344.16  115,333,567.51      552,305.28    5.60097      5.60097      5.15
     9  20-Nov-06    2,925,061.53     538,318.06    3,463,379.59  112,408,505.98      538,318.06    5.60099      5.60099      5.28
    10  20-Dec-06    2,854,806.15     524,666.72    3,379,472.87  109,553,699.83      524,666.72      5.601        5.601       5.4
    11  20-Jan-07    2,786,231.61     511,343.23    3,297,574.85  106,767,468.22      511,343.23    5.60101      5.60101      5.53
    12  20-Feb-07    2,719,297.79     498,339.76    3,217,637.55  104,048,170.43      498,339.76    5.60103      5.60103      5.67
    13  20-Mar-07    2,653,965.48     485,648.64    3,139,614.12  101,394,204.95      485,648.64    5.60104      5.60104      5.81
    14  20-Apr-07    3,060,309.39     473,262.41    3,533,571.80   98,333,895.55      473,262.41    5.60106      5.60106      5.96
    15  20-May-07    2,804,925.25     458,695.68    3,263,620.93   95,528,970.31      458,695.68    5.59761      5.59761      6.11
    16  20-Jun-07    6,310,630.71     445,522.80    6,756,153.51   89,218,339.59      445,522.80    5.59649      5.59649      6.33
    17  20-Jul-07    7,820,920.85     415,432.01    8,236,352.86   81,397,418.75      415,432.01    5.58762      5.58762      6.61
    18  20-Aug-07    2,105,347.68     379,051.19    2,484,398.87   79,292,071.06      379,051.19    5.58816      5.58816      6.77
    19  20-Sep-07    2,054,807.95     369,247.59    2,424,055.54   77,237,263.11      369,247.59    5.58816      5.58816      6.93
    20  20-Oct-07    2,005,476.51     359,679.32    2,365,155.83   75,231,786.60      359,679.32    5.58817      5.58817       7.1
    21  20-Nov-07    1,957,324.51     350,340.75    2,307,665.26   73,274,462.09      350,340.75    5.58818      5.58818      7.27
    22  20-Dec-07    1,910,323.80     341,226.39    2,251,550.19   71,364,138.29      341,226.39    5.58819      5.58819      7.45
    23  20-Jan-08    1,864,446.91     332,330.87    2,196,777.78   69,499,691.39      332,330.87     5.5882       5.5882      7.63
    24  20-Feb-08    1,819,666.99     323,648.98    2,143,315.97   67,680,024.39      323,648.98    5.58821      5.58821      7.81
    25  20-Mar-08    1,775,957.88     315,175.59    2,091,133.46   65,904,066.52      315,175.59    5.58822      5.58822         8
    26  20-Apr-08    1,733,293.99     306,905.72    2,040,199.71   64,170,772.52      306,905.72    5.58823      5.58823       8.2
    27  20-May-08    1,691,650.39     298,834.51    1,990,484.90   62,479,122.13      298,834.51    5.58824      5.58824       8.4
    28  20-Jun-08    1,651,002.71     290,957.20    1,941,959.91   60,828,119.42      290,957.20    5.58824      5.58824       8.6
    29  20-Jul-08    1,537,785.68     283,269.16    1,821,054.84   59,290,333.75      283,269.16    5.58825      5.58825      8.81
    30  20-Aug-08    1,499,987.82     276,108.34    1,776,096.16   57,790,345.93      276,108.34    5.58826      5.58826      8.92
    31  20-Sep-08    1,463,105.31     269,123.51    1,732,228.83   56,327,240.62      269,123.51    5.58827      5.58827      9.03
    32  20-Oct-08    1,427,116.17     262,310.43    1,689,426.59   54,900,124.45      262,310.43    5.58828      5.58828      9.15
    33  20-Nov-08    1,391,998.91     255,664.92    1,647,663.83   53,508,125.54      255,664.92    5.58829      5.58829      9.29
    34  20-Dec-08    1,357,732.61     249,182.93    1,606,915.54   52,150,392.92      249,182.93     5.5883       5.5883      9.74
    35  20-Jan-09    1,324,296.82     242,860.49    1,567,157.31   50,826,096.11      242,860.49    5.58831      5.58831     10.23
    36  20-Feb-09    1,291,671.56     236,693.75    1,528,365.31   49,534,424.55      236,693.75    5.58832      5.58832     10.18
    37  20-Mar-09    1,193,196.84     230,678.92    1,423,875.75   48,341,227.71      230,678.92    5.58833      5.58833      9.75
    38  20-Apr-09    1,164,556.50     225,122.66    1,389,679.16   47,176,671.21      225,122.66    5.58834      5.58834      9.75
    39  20-May-09    1,136,601.72     219,699.76    1,356,301.48   46,040,069.49      219,699.76    5.58835      5.58835      9.75
    40  20-Jun-09    1,109,316.12     214,407.03    1,323,723.15   44,930,753.37      214,407.03    5.58836      5.58836      9.75
    41  20-Jul-09    1,082,683.73     209,241.35    1,291,925.08   43,848,069.64      209,241.35    5.58837      5.58837      9.75
    42  20-Aug-09    1,056,688.93     204,199.68    1,260,888.61   42,791,380.71      204,199.68    5.58838      5.58838      9.75
    43  20-Sep-09    1,031,316.50     199,279.06    1,230,595.56   41,760,064.21      199,279.06    5.58839      5.58839      9.75
    44  20-Oct-09    1,006,551.57     194,476.57    1,201,028.14   40,753,512.64      194,476.57     5.5884       5.5884      9.75
    45  20-Nov-09      982,379.63     189,789.40    1,172,169.03   39,771,133.01      189,789.40    5.58841      5.58841      9.75
    46  20-Dec-09      958,786.50     185,214.79    1,144,001.29   38,812,346.51      185,214.79    5.58842      5.58842      9.75
    47  20-Jan-10      935,758.37     180,750.04    1,116,508.40   37,876,588.14      180,750.04    5.58843      5.58843      9.75
    48  20-Feb-10      913,281.72     176,392.51    1,089,674.23   36,963,306.42      176,392.51    5.58844      5.58844      9.75
    49  20-Mar-10      891,343.39     172,139.64    1,063,483.03   36,071,963.04      172,139.64    5.58845      5.58845      9.75
    50  20-Apr-10      869,930.50     167,988.93    1,037,919.43   35,202,032.54      167,988.93    5.58846      5.58846      9.75
    51  20-May-10      849,030.51     163,937.93    1,012,968.43   34,353,002.03      163,937.93    5.58847      5.58847      9.75
    52  20-Jun-10      828,631.15     159,984.24      988,615.39   33,524,370.88      159,984.24    5.58848      5.58848      9.75
    53  20-Jul-10      808,720.47     156,125.54      964,846.01   32,715,650.41      156,125.54    5.58849      5.58849      9.75
    54  20-Aug-10      789,286.78     152,359.56      941,646.34   31,926,363.63      152,359.56     5.5885       5.5885      9.75
    55  20-Sep-10      870,913.40     148,684.06    1,019,597.47   31,055,450.23      148,684.06    5.58851      5.58851      9.76
    56  20-Oct-10      864,948.50     144,673.44    1,009,621.94   30,190,501.73      144,673.44    5.59026      5.59026      9.77
    57  20-Nov-10      827,138.63     140,680.68      967,819.31   29,363,363.10      140,680.68    5.59172      5.59172      9.83
    58  20-Dec-10    1,245,643.39     136,834.52    1,382,477.91   28,117,719.71      136,834.52    5.59205      5.59205     11.75
    59  20-Jan-11   14,714,510.36     131,096.87   14,845,607.22   13,403,209.36      131,096.87    5.59491      5.59491     16.91
    60  20-Feb-11   13,403,209.36      62,967.48   13,466,176.84               0       62,967.48    5.63753      5.63753       100

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